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                                                                    EXHIBIT 3.10


                            CERTIFICATE OF AMENDMENT

                                       OF

                          World of Sleep Outlets, LLC

         1. The name of the limited liability company is World of Sleep Outlets, LLC.

         2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The name and address of the registered agent for service of process on the LLC in the state of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 in the county of New Castle.

         3. This Certificate of Amendment shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment OF WORLD OF SLEEP OUTLETS, LLC this 13 day of Feb, 2003

                                               World of Sleep Outlets, LLC
                                               ---------------------------
                                               Simons Company, Member

                                          /s/ Earl C. Brewer, V.P.
                                          --------------------------------------
                                          (Title)